UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Buckeye Partners, L.P.

(Name of Registrant as Specified In Its Charter)

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One Greenway Plaza Suite 600 Houston, Texas 77046
October 19, 2010
Dear BPL Unitholder:
By now, you should have received your joint proxy statement dated September 24, 2010 concerning the proposed merger of Buckeye Partners, L.P. (NYSE: BPL) with the owner of BPL’s general partner, Buckeye GP Holdings L.P. (NYSE: BGH).
As a result of the merger, which requires unitholder approval to become effective, BGH unitholders will exchange their BGH units for newly issued BPL units, and the incentive distribution rights (“IDRs”) that BPL pays to BGH will be eliminated. Going forward, there will be just one publicly traded Buckeye entity, BPL, with a lower cost of equity capital, allowing us to be more competitive to acquire assets and grow our partnership.
For several years, BPL and BGH have been focused on improving BPL’s competitive position by reducing its cost of equity capital. Other midstream MLPs have acted or are acting to reduce their cost of equity capital by repurchasing, capping, or eliminating the IDRs that they pay to their general partners. By eliminating the IDRs, BPL should become more competitive when pursuing acquisitions and able to finance organic growth projects less expensively, which in turn should enhance BPL’s long-term distribution growth prospects.
The audit committee of BPL’s general partner, comprised solely of independent directors, believes the merger is in the best interest of BPL investors and recommends that you vote in favor of the merger and related matters.
VOTES ARE NEEDED BY NOVEMBER 16, 2010. YOUR VOTE ON THE PROPOSALS IS VERY IMPORTANT TO US. IF YOU HAVE NOT VOTED ALREADY, PLEASE VOTE. IF YOUR UNITS ARE HELD IN AN ACCOUNT WITH A BROKER OR OTHER NOMINEE, THEY CANNOT BE VOTED WITHOUT YOUR INSTRUCTION. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.
The fastest way to vote is by telephone or internet. Instructions on how to vote your units over the telephone or internet are on the enclosed proxy card. If you hold your units through a bank or broker, please refer to the voting instructions forwarded by your bank or broker.
If you have any questions concerning the proposals, please call our proxy solicitation agent, Morrow & Co., LLC, at (800) 573-4412 (banks and brokers call: (203) 658-9400).
This merger is an important, positive transaction for the long-term growth of BPL. We appreciate your taking time to vote your units.

Sincerely,

Forrest E. Wylie Chairman of the Board and Chief Executive Officer